INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form
S-8 of our report dated December 8, 1995, appearing in the Annual Report on Form 10-K of Robotic Vision Systems, Inc. for the year ended September 30, 1995.

We also consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-8 of our report dated December 15, 1995, relating to the consolidated financial statements of Robotic Vision Systems, Inc. and subsidiaries as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995, and our report dated January 28, 1994, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Computer Identics Corporation and subsidiaries for the year ended December 31, 1993, appearing in Registration Statement No. 333-08663 on Form S-4.



/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Jericho, New York
October 18, 1996